EXHIBIT 10.9

THIS EMPLOYMENT AGREEMENT
made as of the 25th day of March, 2002

B E T W E E N :

THE PRECYSE CORPORATION, a corporation incorporated pursuant to the laws of the Province of Ontario, (hereinafter referred to as the "Company" or "Employer")

A N D

DAVID CALLANDER, a resident of the Province of Ontario, (hereinafter referred to as "the Employee")

WHEREAS the Employer wishes to provide for the terms and conditions of employment as at the date hereof;

AND WHEREAS the Employee has agreed to serve as an Employee of the Employer;

AND WHEREAS the parties have agreed to enter into this agreement;

NOW THEREFORE in consideration of the mutual covenants and agreements herein set forth, the parties hereto hereby agree as follows:

DEFINITIONS

(a) "DCEG" means dot com Entertainment Group, Inc.;

(b) "cause" means just cause for the termination of an employee by an employer as determined by Ontario case law;

(c) "probationary period" means the period of three months following the commencement of this agreement during which the employee may be dismissed from his employment without notice or cause;

(d) "active employment" means the period of actual work for the employer following the probationary period.

ARTICLE 1 - TERM OF EMPLOYMENT AND POSITION

1.1 The Employer hereby employs the Employee as Chief Financial Officer and the Employee hereby accepts employment with the Employer for the term specified in Article 1.2 and subject to the terms and conditions set forth herein. During his employment, the Employee shall provide services to the Employer as set out in Schedule "A" attached hereto.

1.2 The Employee's employment shall be for a fixed term of one (1) year commencing on the 25th day of March, 2002 and ending on the 24th day of March, 2003, unless terminated earlier in accordance with and subject to the termination provisions contained in Article 2 herein.

1.3 The Employer shall no less than sixty (60) days prior to March 24, 2003, advise the Employee in writing of its intention to renew the Employment Agreement for a further one (1) year, subject to the termination provisions contained in Article 2 herein.

ARTICLE 2 - TERMINATION OF EMPLOYMENT

2.1 This Agreement may be terminated at any time without notice by either party for cause, or by the Employer by reason of improper conduct, non-performance or incompetent performance on the part of the Employee. Should the employer wish to terminate this agreement under this paragraph it must provide the employee with advance written notice of such improper conduct, non-performance or incompetent performance, and give the Employee a reasonable period of time to address the Employer's concerns prior to termination.

2.2 The Employee shall be subject to the probationary period and the Employer may terminate the employment of the Employee at any time prior to the completion of the three (3) month period of probation without notice of pay in lieu of notice.

2.3 The Employer may terminate this Agreement at any time after the completion of the period of probation, where cause does not exist, by paying the Employee six (6) months base salary, paid in accordance with the Employer's normal payroll practices (the "Termination Allowance"). On the first renewal of this agreement, the Termination Allowance shall increase to nine (9) months. On the second renewal of this agreement, and at any time thereafter, the Termination Allowance shall increase to twelve (12) months. In the event that the Employer terminates this agreement without cause, the Termination Allowance shall include the employee's pro-rata share of any bonus and the immediate vesting of any non-vested stock options.

2.4 This Article 2 in particular, shall survive intact for the duration of the term of this Agreement, notwithstanding any change in the Employee's title, classification, compensation or any change in any other term or condition of employment, and, without limiting the generality of the foregoing, it is understood that the Employer in its discretion may alter the Employee's duties and responsibilities, in whole or in part, or relocate the Employee in accordance with the terms of this agreement, as the need arises, without the term of this Agreement, this Agreement or the Employee's employment being deemed terminated, constructively or otherwise.

2.5 Should any of the following events occur, resulting in his termination without cause, the Employee shall be entitled to a severance payment of twelve (12) months base salary and a pro rata share of bonus, and the immediate vesting of any outstanding stock options:

(a) A change in control of DCEG (change of control shall mean at least 50.1% of the then issued and outstanding shares of the capital stock of DCEG are sold or otherwise transferred to an arms length party)

(b) The employee is required to move his place of regular employment to a location which is more than 30 kilometres away from the Employer's present offices;

(c) DCEG's President & CEO is replaced by the board of directors and as a result of such replacement the new President & CEO requires the Employee to resign in favour of a new Chief Financial Officer.

ARTICLE 3 - COMPENSATION

3.1 The salary paid to the Employee shall be One Hundred and Twenty Thousand ($120,000) Dollars per annum payable monthly during the term of employment. The employee's salary shall be subject to appropriate income tax and other deductions as may be required by law.

3.2 The Employer shall conduct a review of the Employee's performance and salary on no less than two (2) occasions in each year of employment. The performance reviews will be conducted informally with a view to increasing the Employee's salary to levels consistent with other senior executives within the Company.

3.3 Any increase in the Employee's salary shall be awarded at the sole discretion of the Employer.

3.4 Subject to the terms and conditions of a stock option agreement amongst the Employee and DCEG dated March 25, 2002 DCEG confirms that it approved the grant of stock options to the Employee, authorizing the purchase of fifty thousand (50,000) shares of the Employer at the lowest price available in accordance with the stock option plan and Twenty Five Thousand (25,000) of the options will vest after six (6) months of continuous employment and the balance of the Twenty Five Thousand (25,000) options will vest at twelve (12) months of continuous service. The option shall be exercisable upon the execution this Employment Agreement.

3.5 The Company (including DCEG) also confirms its intention to grant additional options to the Employee, such grant to be subject to the exclusive authority of the board of directors and to be assessed when DCEG's stock option plan is reviewed and new options are allocated.

3.6 The Employee shall be entitled to participate in any formal executive bonus program recommended by the Compensation Committee and implemented by the Employer. The bonus program may take into account factors such as individual performance, corporate performance and other criteria.

ARTICLE 4 - BENEFITS

4.1 Subject to continuing insurance carrier approval, the Employee is entitled to participate in the Employer's benefit plan, as soon as same is made available.

4.2 The Employee shall be provided with a lap top computer for the Employee's use while employed and the Employee agrees to return the lap top computer should the Employee's employment be terminated in accordance with Article 2 herein.

ARTICLE 5 – EXPENSES

5.1 The Employee shall be entitled to be reimbursed for reasonable business expenses incurred upon the presentation of proper receipts, such expenses to be in accordance with the Employer's corporate policy relating to expenses.

5.2 The Employer agrees to pay the Employee's professional fees for ICAO and FEI and provide professional training for SEC and Canadian requirements in amounts to be determined by the CEO in his sole discretion.

ARTICLE 6 - VACATION

6.1 The Employee shall be entitled to four (4) weeks paid vacation for each twelve (12) months of active employment. For the calendar year 2002, the Employee shall be entitled to fifteen (15) days vacation. There is no carry forward of vacation which must be used in the calendar year in which it is earned. The Employee shall not take any vacation during the period of probation.

ARTICLE 7 - CONFIDENTIALITY AND NON-DISCLOSURE

7.1 The Employee acknowledges that, in the course of the Employee's employment with the Employer, the Employee may be given in confidence, or have access to or acquire, knowledge or information which is valuable, special and unique property of the Employer or of the Employer's subsidiary and affiliated companies, suppliers, customers or potential customers or of other persons with whom the Employer has business dealings (collectively, "connected persons") including, without limitation:

(i) technical information (as defined in paragraph 6.2),

(ii) financial information concerning the Employer or connected persons,

(iii) information concerning the Employer's contracts and commitments with, or the contracts or commitments of, connected persons,

(iv) information concerning past, present or prospective suppliers or customers of the Employer, and

(v) knowledge or information conceived, devised or developed by the Employer,

and the Employee covenants and agrees that he will for a period of one (1) year after the termination of this Agreement:

(a) hold all such information in strict confidence and not disclose any such information except as required in the performance of his duties hereunder or with the prior written consent of the Employer;

(b) make no use of any information except in the performance of his duties hereunder; and

(c) upon termination of the term of this Agreement, deliver to the Employer all written materials in his possession or under his control containing, or relating to, such information.

7.2 In this Agreement, "technical information" refers to information or knowledge of a specific nature acquired by the Employee in the course of employment with the Employer and includes but is not limited to trade secrets and information and know-how relating to the software development and related processes of the Employer.

ARTICLE 8 - PROPRIETARY RIGHTS

8.1 The Employee agrees to promptly disclose to the Employer any and all ideas, discoveries, inventions and improvements which the Employee makes or conceives and which have application to the administrative, marketing or other aspects of the existing businesses of the Employer and its subsidiary and affiliated companies, whether or not,

(a) patentable,

(b) relating to any research or experimental work carried on by the Employer,

(c) relating to any matter specifically assigned to the Employee,

(d) made or conceived by the Employee alone or with other, or

(e) made or conceived during regular working hours.

The ideas, discoveries, inventions and improvements covered by this Agreement include, without limitation, those relating to any new or original art, machine, device, method, process, composition, formula, design or configuration of any kind.

8.2 All ideas, discoveries, inventions and improvements disclosable to the Employee under paragraph 7 and all memoranda, notes, records, papers or other documents relating thereto (including any patent applications that may be filed or patents that may be issued thereon in Canada and in any foreign country) shall be the sole and exclusive property of the Employer, and the Employee agrees to execute any documents the Employer may reasonably request assigning to the Employer all right, title and interest thereto.

8.3 The Employee's obligations and the Employer's rights under Article 7 shall extend to those ideas, discoveries, inventions and improvements made or conceived during the term of this Agreement or within a one year period after the end of such term, provided that any such idea, discovery, invention or improvement:

(a) grows out of or is based upon work performed by the Employee during the term of this Agreement, or

(b) is developed or advanced by the use of material or facilities of the Employer.

8.4 The Employee agrees that both during and after the term of this Agreement, if the Employer believes any such idea, discovery, invention or improvement may be patentable, the Employee shall use his best efforts to assist the Employer, at the Employer's expense, to obtain a patent or patents thereon including the execution and delivery of such documents as the Employer may reasonably request. The Employee further agrees that if the Employer wishes to enforce or defend any rights it may have to any such idea, discovery, invention or improvement, whether patentable or not, the Employee shall use his best efforts to assist the Employer, at the Employer's expense, in any suit, proceeding or action relating thereto.

8.5 In Article 7 "subsidiary and affiliated companies" means and includes all corporations directly or indirectly controlling, controlled by or under common control with the Employer.

ARTICLE 9 - NON-COMPETITION AND NON-SOLICITATION

9.1 In this paragraph 9.1 and in paragraph 9.2 hereof,

(a) "business" means the Company's operations as they are identified in its Form 10SB, on file with the Securities and Exchange Commission;

(b) "client" means:

(i) during the term of this Agreement, any person from whom the Employer has obtained any business during such term, and

(ii) following the termination of the term of this Agreement, any person from whom the Employer has obtained any business at any time within the six month preceding said termination, whether said termination is effected with or without cause, with or without notice, or is by way of dismissal, resignation or otherwise; and

(c) "person" means any individual, partnership, firm, association, joint venture, trust, syndicate, corporation or any other juridicial entity or a governmental state or agency or political subdivision thereof.

9.2 The Employee covenants, undertakes and agrees to and with the Employer that the Employee will not, during his employment and for six (6) months thereafter, anywhere in the Municipality of Metropolitan Toronto or within 100 kilometres beyond its borders, directly or indirectly, and either individually or in partnership or in conjunction with any person, firm, association, syndicate or corporation, as principal, employee, agent, shareholder (other than a holding of shares of a class of a corporation listed on a Canadian or United States stock exchange that does not exceed 10% of the outstanding shares of such class so listed), subcontractor, consultant, guarantor, creditor or in any other manner whatsoever,

(a) carry on or engage in any business which,

(i) as regards to a business carried on or engaged in by the Employee during the term of this Agreement, is the same, in whole or in part, as any business which the Employer then carries on or then proposes to carry on to the knowledge of the Employee, or

(ii) as regards a business carried on or engaged in by the Employee after the end of the term of this Agreement, is the same, in whole or in part, as any business which the Employer carries on at the end of such term.

(b) solicit business from any client,

(c) solicit employees of the Employer,

(d) accept business from any client,

or do or concur in any other act or thing, which would adversely affect the Employer in retaining for itself, its customers, employees and business.

9.3 The covenant respecting the matters identified as (a) (i) and (ii), (b), (c) and (d) in Article 9 shall be deemed to be a separate and severable covenant with respect to each such matter, and the Employer shall be entitled to enforce any such separate covenant notwithstanding that any other or others of such separate covenants may be unenforceable or invalid.

ARTICLE 10 - ENFORCEMENT OF COVENANTS

10.1 In the event of a breach, whether actual, threatened or apprehended, by the Employee of any of the covenants set out in any of Articles 7, 8 or 9, the Employer shall be entitled to equitable relief, including injunctive relief (whether perpetual or otherwise, and with or without notice to the Employee). Nothing herein shall be construed as prohibiting the Employer from pursuing any other remedies for such breach, whether actual, threatened or apprehended, including without limitation the recovery of damages from the Employee.

10.2 For greater certainty, the covenants and agreements set out in each of Articles 7, 8 and 9 shall survive and continue in effect following the end of the term of this Agreement.

ARTICLE 11 - WAIVER

11.1 The waiver by the Employer of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any prior, subsequent or other breach by the Employee. No waiver shall be effective unless in writing and signed by an authorized officer of the Employer.

ARTICLE 12 - ASSIGNMENT

12.1 This Agreement may not be assigned by the Employee and shall terminate upon the death of the Employee. Subject thereto, the rights and obligations under this Agreement shall enure to the benefit of and be binding upon the Employee's legal personal representatives and the Employer's successors and assigns.

ARTICLE 13 - NOTICES

13.1 Any notice or other communication (each a "Communication") to be given in connection with this Agreement shall be given in writing and may be given by personal delivery, by e-mail, telecopier or mail at the address last designated by Communication by either party to the other. Any Communication shall be conclusively deemed to have been given, if given by personal delivery, on the date and at the time of actual delivery thereof and, if given by registered mail, on the fifth day following the deposit thereof in the mail and, if given by telecopier or e-mail, on the first business day following the time of the transmittal thereof. If the party giving any Communication knows or ought reasonably to know of any actual or threatened interruptions or the mails, any such Communication shall not be sent by mail but shall be given by personal delivery or telecopier.

ARTICLE 14 - GOVERNING LAW AND INTERPRETATION

14.1 This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario. The Employer and the Employee hereby irrevocably attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario.

14.2 The use of headings and the division of this Agreement into numbered and lettered Articles, sections and subsections are for convenience of reference only and not for the purpose of interpretation or construction of the terms of this Agreement. All obligations of a party herein shall be deemed to be covenants of such party.

14.3 Unless the context otherwise requires, in this Agreement the plural shall include the singular and vice versa and the masculine gender shall include the feminine and neuter genders.

14.4 In this Agreement, the terms "this Agreement", "hereto", "herein", "hereof" and similar expressions refer to this Agreement as a whole and not to any particular Article, section or subsection.

14.5 All dollar amounts herein are expressed in Canadian currency.

ARTICLE 15 - SEVERABILITY

15.1 In the event that any one or more of the provisions contained herein shall, for any reason, be held to be unenforceable in any respect, such unenforceability shall not effect any other provision of this Agreement, but this Agreement shall then be construed as if such unenforceable provision or provisions had never been contained herein.

ARTICLE 16 - ENTIRE AGREEMENT

16.1 This Agreement sets forth all of the terms, conditions and agreements of the parties relative to the subject matter hereof. No amendment of this Agreement shall be effective unless in writing and executed by the parties hereto.

IN WITNESS WHEREOF the parties have executed this Agreement.

THE PRECYSE CORPORATION

c/s
Per: Scott F. White
WITNESS:

Witness to execution by Employee	David Callander

Schedule "A"

Chief Financial Officer
dot com Entertainment Group, Inc.

The key elements of the position are as follows:

o Overall responsibility and accountability for all aspects of corporate finance, accounting, financial reporting, taxation, budgeting, strategic planning and related information systems development.

o Responsible for all aspects of financial reporting and management to the CEO and board of directors with the responsibility for establishing all board meeting agendas and minuting all material board policies and decisions while leading the audit and other special board committees.

o Responsible for regulatory affairs, including communications with regulatory bodies in the United States and investor relations with brokers, institutional and private investors.

o Primary liaison with external auditors and related tax and professional advisors relating to finance and administration.

o Preparation, management and filing of all annual and quarterly reports for distribution to regulatory authorities and shareholders.

o Overall management of proposed 2002 initial public offering on TSE, including all filings, prospectus preparation and communications with Canadian regulatory authorities.

o Management of corporate finances, accounting matters, banking, client receivables, capital spending, forecasting, all cash requirements and related administration.

o To manage and prepare all corporate income tax and related reporting documents

o Overall management and strategic tax planning for proposed re-organization involving cross-border amalgamation between corporate affiliates.

o Management of investor relations activities including preparation of presentations to the investment community, preparation of speeches, preparation of press releases, preparation of all correspondence to shareholders.

o Management of MIS functions, including conversion to new software systems in a software development environment.